QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1995 Stock Option Plan, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan (No. 333-40524), and in the related Prospectuses, of IntraBiotics Pharmaceuticals, Inc. of our report dated January 12, 2001, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in the annual report (Form 10-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 21, 2001

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS